                                              BERGEN BRUNSWIG CORPORATION
                                           COMPUTATION OF EARNINGS PER SHARE
                                               FOR THE THREE MONTHS ENDED
                                               DECEMBER 31, 1994 AND 1993
                                    (in thousands except share and per share amounts)
                                                                               ------------------------------
                                                                                    1994              1993
                                                                               ------------------------------
                                                                                        (Unaudited)
DATA AS TO EARNINGS - Net Earnings                                             $    13,549       $    10,331
                                                                               ===========       ===========

DATA AS TO NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES:
    Weighted average number of shares oustanding:
        Class A Common Stock                                                    39,076,232        37,248,815
        Class B Common Stock                                                             -           100,492
    Shares of Class A Common Stock to be issued from
        assumed conversion of remainder of Class B Stock                                 -           904,923
    Common equivalent shares assuming issuance of shares
        represented by outstanding employees' stock options:
        Additional shares assumed to be issued                                     891,758           531,299
        Reduction of such additional shares assuming proceeds invested
            in treasury stock (at average market prices during each period)       (800,774)         (448,684)
                                                                               -----------       -----------
                Average number of common and common
                        equivalent shares outstanding                           39,167,216        38,336,845
                                                                               ===========       ===========

EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                                           $       .35       $       .27
                                                                               ===========       ===========

Reference is made to Notes C and D in the accompanying Notes to Consolidated Financial Statements.



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